EXHIBIT 99.1
FINAL TRANSCRIPT LCCI — Investor Briefing 2006 Filing Status and 2007 Overview Event Date/Time: Dec. 11. 2007 / 8:30AM ET FINAL TRANSCRIPT LCCI — Investor Briefing 2006 Filing Status and 2007 Overview Event Date/Time: Dec. 11. 2007 / 8:30AM ET www.streetevents.com Contact Us © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview CORPORATE PARTICIPANTS Dean Douglas LCC International — President, CEO Lou Salamone LCC International — EVP, CFO CONFERENCE CALL PARTICIPANTS Bob Lee Sidoti & Company — Analyst Seth Potter Merriman Curhan Ford — Analyst Al Tedia Seadis Investment Management — Analyst PRESENTATION Operator Good day, ladies and gentlemen, and welcome to LCC International’s investor briefing for the 2006 year-end results and 2007 overview conference call. I will be your coordinator for today. At this time all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes. Before we begin, the Company has asked me to read the following statements. Statements included in this presentation are not historical in nature and are forward-looking statements within the meaning of the section 21E the U.S. Securities and Exchange Act of 1934, and the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to expectations, beliefs, projections, future plans, and strategies, anticipated events, trends, and similar expressions concerning these matters are not historical facts. There are many risks and uncertainties and other factors that can prevent the Company from achieving its goals or cause the Company’s results to differ materially from those expressed or implied by these forward-looking statements. These statements are based on management’s current expectations and assumptions, which may be affected by development and business conditions and necessarily involve risks and uncertainties, including and without limitation to the risk factors outlined in the Company’s annual Form 10-K and its quarterly reports on Form 10-Q related SEC filings. In providing projections and forward-looking statements, the Company does not make any — and specifically disclaims any undertakings or obligations to update at any time the future or all reflections, information, future events, otherwise. I would now like to turn the presentation over to the host for today’s conference, Mr. Dean Douglas, President and CEO of LCC International. Please proceed, sir. Dean Douglas — LCC International — President, CEO Thank you. Good morning, and I appreciate you all joining the LCC investor conference call. As many of you know this is our First Call to discuss 2007. Last time we had a chance to talk in an investor conference call it was in March, and it was focused on 2006. So we’re going to talk about what’s happened at LCC over the course of the first three quarters of the year. We’ll give you an update on the filing status, but not to steal some of Lou’s thunder, I want to tell you that we’ve got some good news. KPMG has informed us that we’re going to get their sign-off today, so we should be able to file the 10-K for 2006 either this afternoon or first thing tomorrow morning. We’ll also give you a 2007 year-end update which will give you a perspective on where we expect to be in the fourth quarter. Obviously a summary. Then we’ll open it up to Q&A. www.streetevents.com Contact Us 1 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview So let’s talk about 2007. If we sort of look at the — if we look at the — and I’m on slide number six for those of you following along. If we look at 2007 and focus in on the highlights, there were several very positive moves during the course of the first three-quarters. We acquired the European and American operations of WFI. Just the engineering operations. This was important for us because it gave us key skills. It also gave us some real scale, which we have been able to leverage both in the U.S. and in Europe. It broadened our reach into several countries but especially France and Turkey, which are both large markets as well as growing marks, and it helped us significantly. And it gave us an entirely new line of business in the land mobile radio segment. As you may know, public safety agencies focus in on land mobile radio, and on top of that, in the 700-megahertz auction that will take place in January, there’s a block of spectrum, the D-block, focused in on providing services to public safety agencies. And we expect that we’ll be well positioned for that as well. We saw in the second half of the year improved market conditions in Europe and in the U.S. Real growth in the European markets, especially Spain, but also in Italy and the Netherlands. And then the Americas we saw real growth in the third quarter and the fourth quarter. Some of that growth, of course, came from acquisitions, but we also saw organic, or what I would call real growth, in that marketplace as well. I think the most significant highlight for 2007 is that we significantly broadened our revenues and our profits across multiple customers in each of our regions. And as a result, we have mitigated our reliance on a single customer or a single region. In the past, as you may know, we had significant revenue and profit concentration amongst two customers, and that has been significantly mitigated. On top of that, our broader reach across these multiple geographies, as well as multiple customers in each one of these geographies, should limit our traditional cyclical nature because of the fact that we’ve got so many different countries and regions within which we operate. In addition, we’ve migrated away from deployment in every market except for Algeria and very little in the U.K. We improved converting working capital to cash, and even though we had existing capacity at Banc of America, we had not borrowed under our facility there since early September. And we flattened out the EMEA organization by eliminating a level of management. In addition to that you should be aware that each of the three regions now, the Americas, Europe, and Mideast Africa, report directly to me, and that’s allowed me to take a much more tactical approach to our business as well as the traditional strategic approach that you would expect. If we move to the next slide, I wanted to spend a few minutes talking about the impacts of the WFI acquisitions. And they are significant. The first bullet is one that is very, very important in our business, the professional services business, where reputation is critical. And we have regained our reputation for wireless engineering leadership. We had always been thought of as a thought leader and for two decades were, in fact, the leader in the industry, but in the last few years, in the U.S., WFI has turned out to get more market share and literally doubled our revenues here in the United States. Well, obviously we have recaptured that with the acquisitions. This increased size and this increased scale gives us greater flexibility in not only the offerings that we bring to the marketplace but in the breadth of those offerings and the depth of capability that we can provide in each one of those offerings. Our broader revenue base as we talked about just a few minutes ago has limited our concentration amongst just a few customers in a few region s, and, in fact, has limited — I’m sorry, has mitigated our concentration challenge in each region as well. We had a significant concentration with certain customers in each region in the past. We’ve expanded our relationship with the OEMs, and we find this to be very very powerful and potent. LCC had relationships with certain OEMs, and WFI had relationships with other OEMs. We’ve been able to successfully bring those relationships together. On top of that, as I’ve talked with the OEMs and their senior management — by the way, the OEMs in our particular vernacular mean the equipment manufacturers for the telecommunications industry. As I’ve talked with at their executive levels, more and more they view us as a real partner as opposed to just a body shop or a source of resources. And I think that’s a very very significant change that comes from our broader scale and capability. www.streetevents.com Contact Us 2 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview The — as you may know, we talked about this in March, AT&T was a very, very large customer of ours in the United States, and they took a focused — they took an issue with the amount of money they were spending on CapEx as well as OpEx. And that impact us significantly. What we’ve seen is that demand has returned, and, in fact, up to nearly 70 resources at AT&T Wireless today. That’s up from 40 at the end of the first quarter. There’s been a lot of talk in the marketplace about Sprint and, in fact, their WiMAX rollout. We continue to see that business grow. We have not seen it slow down. And all indications at Sprint are that they’re moving ahead with their roll-outs. When we did the acquisition of WFI in the United States we talked about cost synergies that we expected to realize across the acquisitions, and, in fact, we’ve realized the $5 million of cost synergies that we had contemplated with these mergers, and we expect that to continue to contribute to LCC going forward. And as a result of the activities and the success as well as the learnings that we’ve had with the acquisitions, we believe that a consolidation strategy still works, and we’ll be opportunistic as we look at acquisitions in the Americas as well as other places around the world in order to broaden our reach and our capabilities. Our expanded customer footprint in Europe was very, very — was a very, very significant by-product of the acquisition in Europe. We talked about Turkey, we talked about France. We’re also in a much more substantive way in Egypt, we’re in Sweden, and we’re in Austria, countries that we did not service in a substantive way prior to the acquisition. And if we look at the Americas run rate, just Americas run rate, going forward, we’re approaching $6 million per month with the WFI acquisition. Now, 2007 wasn’t without its challenges. In fact, the challenges were very, very significant, and very, very substantive. Many of them go beyond our ability to manage from an execution standpoint, and I’d like to relay those challenges to you that we faced during the course of the year and have addressed. Next to many of the challenges you will see a number here. It’s the revenue impact that we saw against our plan for those customers in 2007. The first one is with regard to Algeria. The middle part of the first half — I’m sorry, the middle part of the first half of ‘07 in Algeria, there was a bit of a scandal around procurement processes at Algeria telecom, and as a result all procurements were put on hold until a new procurement process could be developed. And by the way that hold held through the entire year. And so our contract for deployment services has been delayed into 2008, and the engineering services that we provide under a consulting engagement were reduced significantly because of this hold. Obviously we expect those revenues to come back in the ‘08 time frame, and, in fact, have seen some indications that it will happen beginning in the latter part of the first quarter. But obviously a very, very significant impact on one of those two customers where we had some real concentration issues in our business. We talked a little bit about, just a moment ago, the AT&T slowdown. We talked a lot about it earlier this year. The fact that the new management team at AT&T decided to reduce their dependency on consulting services in order to reduce their OpEx impacted us very very significantly in two ways. Number one, the obvious is the revenue line, but secondly, during the first quarter of the year, we had to keep a lot of people on our bench in order to allow those people to go back to work as AT&T started bringing consultants back in, because they brought them back in by name. And so you can see, it was nearly a $24 million impact on our plan with regard to the AT&T slowdown. In the early part of the second quarter, we began to talk with our customers about the acquisition of WFI. We did this because as you buy a business, a professional service business like ours you want to make sure that the customer will assign those contracts to you once the acquisition has been closed. And so in April we talked with our customers about getting the customer assignments and the contract assignments. Our acquisition took a little longer than we had contemplated. It didn’t close until the first of June. And as a result, we saw very significant freeze with our customers, not only in new orders, but in ongoing renewals, because they weren’t sure whether they should give the business to LCC or to WFI. This was exacerbated because WFI, which we were acquiring, was double our size in the U.S., and so we saw a very, very significant freeze in revenues during that period of time, and obviously a subsequent ramp-up in the third quarter. In the U.K — actually, this, over the long haul, will be very positive, but it impacted us very negatively in ‘07. In the U.K., they announced, Vodafone and Orange announced a JV that will run and manage the radio network for both carriers. As I mentioned we think this is going to be an extraordinary opportunity for us as they rationalize that network and continue to invest in it going forward, but what it did was it stalled all consulting as well as deployment revenues at Vodafone and at Orange. 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Briefing 2006 Filing Status and 2007 Overview impacted our deployment and consulting engagements at T-Mobile and 3 who in the latter part of the third quarter announced a similar JV, and continues to impact our consulting engagements at O2, which is still looking at alternatives. I will say we’re beginning to rebound in the U.K. and have won a couple of engagements there recently but the preponderance of the work there stopped, and as you can see it had a $7.2 million impact on us for the year. In addition, we were restructuring our business both as a result of new acquisitions, as well as the result of the slowdowns that we’ve talked about in the U.K. and Algeria, primarily, as well as a little bit in the United States. And as you can imagine, this not only impacts our financial results but is very, very distracting from a management standpoint as we execute through these restructurings and try to keep together a business that is a people-based business. Of course, the latter part of the year, we saw some shortages of specific skill sets impact us as well. It’s a good news/bad news story. The good news is that we’re in a business where resources are constrained, and specific skill sets are highly sought after by our client base who are willing to pay a premium for those skill sets. The negative is that the resources are constrained. The good news is we’re actively working to address those constraints. We feel confident that we’ll be able to address the opportunities that have been presented to us as we go forward in the fourth quarter as well as into ‘08, and we’ll continue to be very very diligent with regard to making sure that we’ve got skills primarily around WiMAX and broadband in order to address the marketplace. And then we revamped the Americas go to market team, not only did we replace top management in the Americas during the course of ‘07, but we also replaced our U.S. sales head, and then on top of that, integrated and rationalized the WFI and the LCC sales teams from a go-to-market standpoint, both in the U.S. as well as in Europe. But I have to underscore that past is not prologue. And as we talk about ‘07 in the fourth quarter in our outlook, I think you will see a very, very different business than the business that’s been described on this particular chart. What I’d like to do in the interim is to turn this over to Lou Salamone, our Executive Vice President and Chief Financial Officer who will talk about the financials for the first three quarters. Lou. Lou Salamone — LCC International — EVP, CFO Thank you, Dean. Just like to clarify one thing with respect to the Algerian situation Dean spoke about. LCC was not involved in that situation. I think Dean used the word scandal we’ve. We were not involved in that, so I just wanted to clarify that. Let me cover three things. One will be our year-to-date results for the nine months ended September 30, 2007. Briefly discuss the Banc of America amendment which we filed an 8-K on last week on Thursday, December 6, then give you an update on the filling status and an update on a few other matters. With respect to the financials for the nine months ended September 30, 2007, I want to make sure everybody understands these are preliminary and unaudited numbers, and they have also not been reviewed by an independent accounting firm at this point in time, but we intend to take those steps very quickly. As Dean indicated, through the first three quarters of 2007, it was a difficult year. Much of the impact of the negative issues Dean spoke about are behind us, and we’re now seeing the — seeing some things happen with respect to, as we enter Q4 and exit Q4 the business pick up but we’ll talk about that in a few minutes, but I just wanted to set the backdrop of the first nine months performance. Revenue was approximately $96.6 million. Our gross margin was at about $15.6 million. That’s a little over 16% gross margin, which is well below our target of low to mid-20s. And as Dean indicated, these margins were hurt very significantly by the need to carry the work in process forces both in Algeria and in the U.K. to wind down contracts and also Algeria to maintain the contract relationship, and in Algeria we are still carrying some of those costs, but we have taken steps to restructure the entire Company, some significant steps, which I will talk about, the impact of that. Additionally, as Dean indicated, the U.S — in the U.S. we kept much of our workforce in place as we knew as we were getting POs and orders coming in from our customers for later in the year that we would need specific types of skill sets and keeping those people in place impacted our margins also. G&A was $28.9 million. That includes approximately $4.5 million of www.streetevents.com Contact Us 4 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview integration-related expenses that would not qualify under GAAP to be treated as restructuring charges. Trust expense was approximately $2 million. Our interest expense with the debt we took on to acquire both the WFI EMEA operations and the WFI U.S. operations interest expense has increased and will stay at an increased level for 2007. Other expense was about $2.1 million. This is primarily foreign currency translation adjustments between our foreign entities and primarily the results of stronger currencies in countries like the U.K. versus other countries. Loss from continuing operations was approximately $22.8 million. That includes $2.1 million of the charges for restructuring activity that we took place that were not included in the integration costs I spoke of earlier. Our discontinued — our loss from discontinued operations was approximately $1.1 million. This relates primarily to the Brazilian operation which is being held for sale. We had a net loss of $23.9 million, and on a per common share basis, that was $0.77 per share net loss. Let me move over to the balance sheet. Again, these numbers are unaudited and unreviewed. At the end of September we had cash of $4.1 million. We have purposely minimized our cash balance in order to minimize our borrowings, so that we can, in effect, minimize our interest expense, so you will see that cash balance will be purposely kept at a lower basis, so that we can minimize our interest expense. We had networking capital of $26.6 million. That was comprised of $83.7 million of current assets, and $57 million of current liabilities, included in the current liabilities is $7 million of debt that is either short-term or classified as short term, and I’ll cover that in a few moments. Goodwill was $56.9 million, and that compares to $14 million at the end of December ‘06, and that was — that increase is primarily the result of the WFI U.S. and EMEA acquisitions, which we spoke about earlier. Debt, as I indicated, we have short-term debt of approximately $7 million. $6.5 million of that is related to a — the term aspect of the Banc of America loan, and approximately $500,000 is related to some borrowings — ongoing borrowings in Europe that we used to — from time to time to finance operations. Long-term debt is $43.5 million. That includes both the revolving portion of the Banc of America loan and a seller note that we incurred in the execution of the acquisition of the WFI U.S. business. Total liabilities were $102 million. Stockholders equity, $47.9. And total liability, and shareholders equity were $150 million at the end of September. I’d like to briefly just cover the Banc of America amendment. We announced, as I indicated earlier on December 6, we filed an 8-K announcing the amendment of the Banc of America credit facility. We think this is a significant event in that it recognizes the change in the business from some of the impacts of Algeria and some of the other aspects of our business, and we and Banc of America worked on amending the debt in light of those situations. Briefly, the amended and restated credit agreement of May 29, is what we amended, and the bank weighs certain compliance issues with respect to the delivery of late financial statements which as you know is a result of the prolonged activity in completing our 2006 audit. The original revolving credit facility of $28.5 million was converted into two facilities. A revolver of $21.95 and a term loan of $6.5 million. The term loan is, as I indicated earlier, is classified as a current liability, and $3.5 million of the term loan is due June 1, 2008, and then payments of $1 million are due September 1, 2008, December 1, 2008, and March 1, 2009. And the remainder of the revolver is due on t he end of November 2009. As part of the amendment, the interest rate was increased by 1% per year, and we also amended various financial covenants that are described in detail in the amendment as we filed in the 8-K on December 6, including our leverage ratio, fixed charge ratio, capital expenditures, et cetera. Additionally, as I indicated earlier, Banc of America agreed to revise the delivery dates of financial statements, the 10-K date was — is to be — the 10-K is to be delivered no later than December 14. As Dean announced, we believe that date is well going to be met since we have been advised and indicated by KPMG that we could make the comment today that they believe they will be signing off today, so we will file either this evening or at the latest tomorrow. And then we have our Q1, Q2, and Q3 2007 reviewed quarterly reports will be delivered by January 14. I will make — I will discuss in a few moments auditor selection, but we have already begun activities to get those reviews in process. Let me move over to filing status and some other matters. I am going to cover three things. One, the anticipated changes to the 10-K, as compared to the announced amounts that we announced in March of ‘07. Also, indicate the material weaknesses that we anticipate that we’ll report, and then give you an update on the selection of auditors. With respect to adjustments, the www.streetevents.com Contact Us 5 © 2007 Thomson Financial. Republished with permission. 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Briefing 2006 Filing Status and 2007 Overview results of the adjustments that will take place, that we anticipate will take place in the 10-K, as compared to the amounts we reported in March of ‘07, will impact our net loss as follows. The net loss will be approximately $8 million, as compared to $5.5 million, and the net loss per common share will be approximately $0.33, as compared to $0.22. The breakout of this is an accrual of approximately $1.8 million before income tax impact, related to the Algerian contract, and primarily related to value-added taxes and foreign exchange rates which were not recoverable from the customer, and which we had to make an additional accrual of about $1.8 million, and then the net impact of that accrual was about $1.2, as we had a reduction of income tax expense in Algeria of approximately $600,000. We had a reduction in stock-based compensation expense of approximately 300,000, and that reduction was primarily the result of a change in forfeiture rates and our not having a discount for marketability. We also had a reduction in depreciation expense with respect to certain assets. Fixed assets around the world where we trued up our depreciation expense, and that reduced expense by about $2 million. Then we had an additional accrual of audit fees related to 2006 of $1.2 million. It is our policy consistently to accrue expenses related to the audit, et cetera, in the year to which those expenses relate, as the audit continued to unfold and work itself beyond what we expected. We accrued $1.2 million additional of audit fees. The services were performed in 2007, but consistent with our policy, since they related to the 2006 year, we accrued that $1.2 million as a 2006 expense. Moving on to material weaknesses, we anticipate that there will be two material weaknesses reported by management, and also with respect to KPMG. One has to do with entity level policy and procedures for monitoring the effectiveness of internal controls over financial reporting. And I emphasize the word monitoring. This is not an indication that we did not have controls in place. However, the monitoring of those controls and the — some of the required testing that is acquired under 404, those procedures were not at the levels that they could have been, and, therefore, the monitoring aspect with respect to internal controls was considered to be a material weakness. Again, this was not an indication of controls themselves but the monitoring of those controls. Additionally, the Algeria adjustment, because of the size of it, was deemed to be a material weakness, and -in that the controls did not ensure that all costs, primarily related to the value-added taxes and the foreign exchange rates, were included in the accrued costs on a timely basis. So that was also earmarked as a material weakness. Again, those are the two material weaknesses that we anticipate reporting. With respect to an update on new auditors, we will be able to announce the selection of auditors as soon as we file the 10-K. Again, we expect that to be either later today or tomorrow, and as I’ve indicated, we have begun planning with that firm who we will indicate hopefully later today or tomorrow who that firm is. We’ve begun our planning activities so that they can start the reviews of the first, second, and third quarters as quickly as possible. Dean, I think that wraps up my section, and we now will cover what’s happened and what we see as happening in the remainder of 2007. Thank you, Dean. Dean Douglas — LCC International - President, CEO Thanks, Lou. One thing, Lou, I just want to clarify for those on the phone, with regard to the second material weakness in Algeria, that was uncovered, by the way, by LCC during its own processes, as opposed to being uncovered by others. So although there’s a material weakness there, I want you to be assured that we are able to uncover th ese kinds of errors or inconsistencies and address them appropriately. Let’s talk about 2007, the fourth quarter and sort of the year end. If we move to slide 15, I think it’s very very important to keep in mind that the past is not foreshadowing our future. I’ve talked about that a couple times already, but I can’t stress that enough. We’ve stayed with our strategy, and that strategy is pretty consistent with the strategy we announced 18 months ago. And it’s continuing to return results. And I will tell you that we’ve been able to get through a very, very difficult period within LCC and get our business on track by adhering and staying with this strategy of investing in high-growth elements of our core business, focusing on higher margin revenues, and then, of course, integrating some tools and other assets into our services offerings. www.streetevents.com Contact Us 6 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview So if you look to slide 16, the new LCC going forward, and it is a new LCC, in terms of product portfolio, capabilities, and scale, is the largest independent wireless and engineering consulting organization in the world. We’ve got 25 years in the wireless industry, and by the way, there aren’t very many people or companies that can say they’ve spent 25 years in the wireless industry, given that the wireless industry really didn’t exist 25 years ago. We have by far the largest set of WiMAX resources. We have the broadest set of experience in WiMAX, real dirt under the fingernails, and by the way this also extends to other broadband technologies as well. And we’re seeing an industry that’s rebounded. Spectrum auctions are occurring not just in the United States but globally. The advent of broadband services and capabilities, especially with regard to delivering broad based sets of content is growing, and so it’s being deployed globally. I’ll give you just an interesting tidbit here. In 2006, 64% of music in Japan was downloaded to a handset. And not only that’s Japan, but that usually is a bellwether of what we’re going to see around the rest of the world. 64% of music was downloaded to a handset, not to a PC. Then, of course, we’ve got the scale, the size to have — and the reputation, which is very important for us, to have a real impact on our industry and drive real industry change. And, in fact, we’re seeing that today as we get up to bat on some very, very large deals which we would not have had a chance to compete for in the past. If we move to slide 17, for those of you that have seen our services chart, you can see that this is much more robust than it has been in the past. Obviously we’ve added a chevron around land mobile radio services and the capabilities there, but we’ve also added significantly in our capabilities in many of these existing chevrons as well. We continue to invest in creating a tools-based set of capabilities in the marketplace and have gotten some traction with that as well as our consulting and innovation services. On page 18 I have included this chart to underscore the fact that we’re a very different business today in terms of our breadth and in terms of both geographic as well as capabilities. Here are just some recent wins in 2007 that we’ve seen across each of the regions and, by the way, across a number of different customers within those regions. Some new customers here, Pakistan, which is getting new countries, I mean, Pakistan, which is getting to be a rather robust set of opportunities for us with the three carriers there, and in Egypt, with a new carrier coming on board and the capabilities that we’ve got to help them with some of the services they need. As you can see, we’re doing a lot in Turkey and France, as well. Unfortunately, many of our customers will not allow to us disclose our — their names and our work with them, and so that’s why we’ve had to keep it anonymous, but I hope that you garner from this an understanding and appreciation of the breadth of the kinds of capabilities we’re delivering and then how we’re delivering them across the regions and within each of the regions. The next chart, slide 19, looks at two things. I think that are very, very significant. The first is the revenue mix of our business. You can see that the U.S. has grown significantly in our revenue mix, and then also, the fact that we have a very, very robust and significant backlog as of 9/30/07, $83.6 million. And so if we look at the fourth quarter, and we look at the year-end summary, we’re, as I mentioned earlier, I think in a much stronger position, a much healthier position as a business, with less concentration issues. Very strong backlog. It’s a business that has a very, very strong management team that’s committed to showing results against this strategy, and I think we’ve proved it by sticking with it and getting to the point where we are in the fourth quarter. Our strategy has proven correct. And I will underscore this by telling you that the revenues in the fourth quarter of ‘07 are expected to be between $44 and 46 million, and that compares with revenues in the fourth quarter of ‘06 of $28.2 million, which is approximately 56 to 63% higher than the revenues we saw in the fourth quarter of ‘06. And then we expect fourth quarter ‘07 operating income from continuing operations before interest to be about break-even, and obviously to meet our amended loan covenants, but I think that’s a significant, significant change from what we’ve seen in the first three quarters of the year. And so with that I’ll wrap it up and I’ll move it to questions and answers — I mean, questions. Operator, would you mind polling those on the phone. www.streetevents.com Contact Us 7 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview QUESTIONS AND ANSWERS Operator (OPERATOR INSTRUCTIONS) Our first question will come from the line of Bob Lee with Sidoti & Company. Please proceed. Bob Lee — Sidoti & Company — Analyst Good morning. Thanks for taking my questions here. Dean Douglas — LCC International — President, CEO Good morning, Bob. Bob Lee — Sidoti & Company — Analyst I’m going to first ask some questions based on the business overview, then I’m going to tackle Lou with a couple of the finance questions. Concerning your backlog, can you discuss the, of the $83.6 million what is related to international and what is domestic? Dean Douglas — LCC International — President, CEO I don’t know if we’ve broken that out in the past, but I do think that the backlog roughly represents the revenue share of the business. Bob Lee - Sidoti & Company — Analyst Okay. And then I guess earlier, Dean, you had mentioned the improved growth in the U.S., as well in Europe. Can you kind of go over what the specific disciplines are that are being demanded for by the customers? Dean Douglas — LCC International — President, CEO Well, broadband continues to be very, very significant, and, by the way, when we talk about broadband, it’s more than just WiMAX. We’re also seeing other broadband technologies being evaluated by our clients. Many of the countries that we operate in today are looking at 3G and are beginning to deploy their first 3G networks, or in some cases have held auctions over the last few years and are now building out their first 3G networks, and so there’s a tremendous amount of activity around UMTS outside the United States. In the developing markets, it’s really GPRS, or 2.5 G. That’s a very very interesting opportunity for us because it allows us to take some skill sets that are not as highly sought after in other parts of the world, and deploy them in places like the Balkans in Eastern Europe, North Africa, in order to address the opportunities there. And then in the United States, it’s primarily around 3G and broadband technologies, so in the U.S. it’s UMTS as well as HSDPA, and then CDMA derivative technologies like D.O., Rev A and the like. Obviously there’s a very very significant WiMAX player here in the United States but we’re also seeing a significant amount of WIMAX activity in other places as well. www.streetevents.com Contact Us 8 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Bob Lee — Sidoti & Company — Analyst I guess what I want to get down to in a little more detail, is it more a skill trial testing or network designing, drive testing? What type of services within the broadband space is being required right now? Dean Douglas — LCC International — President, CEO Okay. Well, I think it’s a lot of what you describe. Depending on the maturity of the country, it’s design, it’s — in some cases it’s consulting but mostly it’s design, it’s optimization, it’s benchmarking kinds of activities, which play to the mainstream of our product portfolio, and our capabilities. Bob Lee — Sidoti & Company — Analyst Okay. And then you also discuss the branching out relationships with the OEMs. Can you discuss which, I guess, partners you would like — I guess there’s more. Your legacy business and what WFI brings to the table in terms of the relationship? Dean Douglas — LCC International — President, CEO What’s interesting about our business is that we enjoy and enjoyed relationships with many of the OEMs as I mentioned as LCC and WFI enjoyed some of those as well but today if you were to look at any of the OEMs, including those coming out of China, you would see, as a significant partner of theirs, LCC. And I don’t want to get into what specific OEMs we partner with in what specific areas with what specific customers. I believe that’s confidential data that the OEMs would be uncomfortable with us releasing, because in many cases we do work for them as part of their services delivery team, but I will tell you that each one of the major OEMs, so that’s Nokia, Ericsson, Motorola, obviously Siemens is now part of Nokia, Alcatel Lucent, Huawei, have relationships with LCC. Bob Lee - Sidoti & Company — Analyst Now move on to the gross margins. They were lower than your guided or goal of mid-20s. You said that Europe as well as a couple of other — Algeria had some issues. Was Cingular also the cause of that as well? Dean Douglas — LCC International — President, CEO Yes, let me answer that specific question, Lou. Cingular was, not only in the reduced revenues, but more importantly, what happened with Cingular is that they edicted that each of the regions had to get rid of all of their contractors on February 1. By the way, just a few weeks’ notice were given to that. And then each of the regions could then petition to have those contractors brought back on board if they were absolutely critical to the business. That petition process took from just a few weeks to several weeks in order to get through the process and get the approvals to bring the consultants back on board. What we had to do, because they were being done name by name and specific skill set by specific skill set, under that name, we had to keep those people on board or risk losing them and therefore risk losing the business at Cingular. And so that impacted our gross margin significantly because we had not only the loss of the top line but also opportunities at Cingular, but also we had to maintain a significant bench. Our bench cost is an all-in cost, so our services model is that when you look at our gross margin line, that includes the down time associated with our people and part of that down time is bench. So it’s going to impact our gross margin line. www.streetevents.com Contact Us 9 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Bob Lee — Sidoti & Company — Analyst Then using as backdrop here, your geographical revenue for 2007, estimate, you said 37% would be derived from Americas here. Is that — I guess that’s taking into account lower revenues from your U.S.-based employees. Would it be safe to assume that if those employees were fully or close to fully utilized, that that percentage would sway more into the Americas? Dean Douglas — LCC International — President, CEO The interesting thing is that the numbers, if you look at the fourth quarter, comparative fourth quarter, you see a business that is about the same in terms of split, but has grown significantly. And so I think that we’re seeing execution and revenues across all of our regions. The U.S. is probably growing faster than other parts of the world at this juncture, but I wouldn’t say that that’s going to be the case all the time. Lou Salamone — LCC International — EVP, CFO Bob, let me jump in. The graph that you see there is a Q4 ‘07 estimated Q4 ‘07 revenue to the unaudited, soon to be audited Q4 ‘06. But I think if you look at the mix on the ‘07, that’s a fairly representative of where we were in Q4. And while I think, as Dean said, the U.S. is probably going to be growing a little bit faster than the rest of the world, I think it’s fairly representative of the mix of the business today versus the mix of the business when we were exiting 2006. Bob Lee — Sidoti & Company — Analyst Okay. I apologize. I didn’t see the graph. I didn’t get a chance to get the presentation yet. But I guess the other question, Lou, is that in 2006 in the fourth quarter, if you’re using that as a comparative for this current fourth quarter, last year you also had a artificial increase in bench time because of taking employees off the line to train them in WiMAX. Am I mistaken by that? Lou Salamone — LCC International — EVP, CFO No, that’s correct, in the U.S. we absorbed several hundred thousand of bench costs in the fourth quarter for training purposes, where we took people off-line. The offsetting aspect of that, however, was that Algeria and the U.K. were running full tilt, and Algeria had a very good gross margin, so that that offset the impact of the — I think in Q4 we were close to a 26% gross margin, Q4 ‘06, and so the impact, the positive impact of Algeria in ‘06 relative to ‘07 really helped increase that margin, as well as the fact that we had a positive margin contribution in the deployment of business in the U.K. But we absolutely did absorb several hundred thousand of costs, bench costs, in the fourth quarter in the U S. Bob Lee — Sidoti & Company — Analyst If we look at Algeria and Saudi, are they still above 10% for 2007? Am I correct in that assumption? Lou Salamone — LCC International — EVP, CFO On a combined basis? Bob Lee — Sidoti & Company — Analyst Yes. www.streetevents.com Contact Us 10 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Lou Salamone — LCC International — EVP, CFO 10% of gross revenue. Bob Lee — Sidoti & Company — Analyst Yes. Lou Salamone — LCC International - EVP, CFO On a combined basis they would be. Dean Douglas — LCC International — President, CEO But not individually. Bob Lee — Sidoti & Company — Analyst And then I guess last question I have for Dean, first of all, is that you mentioned the 700-megahertz auction. Is there anything you can give us in terms of updates from the EWS auction from last year? Dean Douglas — LCC International — President, CEO We continue to see a good deal of activity associated with that. As I think we talked about earlier, the carriers have to — or the winning bidders have to clear the spectrum, then we’ll begin to start to see substantive deployments, but what we’ve seen in advance of that is not only the opportunity to do some spectrum clearing but also more importantly a lot of the design work and preliminary benchmarking as well as some views as to how you begin to start to create the right kind of geographic presence in each of those geographies represented by the AWS auction holders — I mean, spectrum holders. And so we expect that soon after the 700 megahertz auction we’ll begin to start to see the same kinds of activities once again. Bob Lee - Sidoti & Company — Analyst I think one of the key things with WFI was that they had a pretty interesting portfolio in terms of the spectrum clearing. We just haven’t seen a lot of activity that you have talked about or concerning any kind of project work related with spectrum clearing. So I wanted to see if there’s anything going on there before we kind of look forward into the 700-megahertz auction next year? Dean Douglas — LCC International - President, CEO We’ve had some activity around spectrum clearing as well, but you have to understand that as we talk with the AWS auction holders, the carriers that have spectrum, they are forcing us, and I think rightly so to remain mum about their plans, and how they want to proceed. And you’ve got to understand that we have to not only respect that, but fully understand that a lot of those activities around spectrum clearing, benchmarking, design, and the like are truly proprietary. www.streetevents.com Contact Us 11 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Bob Lee — Sidoti & Company — Analyst Okay. Lou, I’m going to have two quick questions for you and then I’ll get back into the queue. Concerning KPMG’s long delay in terms of getting you the 10-K and then the two material weaknesses that were defined, one being by you guys, what — can you give us any more detail as to what they were doing that was kind of just taking so long? Lou Salamone — LCC International — EVP, CFO I think other than the, as we talked about, the Algerian adjustment, which required some additional audit work, it was primarily the fact that in our monitoring of the SOX and the compliance with SOX and testing, we had to increase our testing and make changes to it, and then they had to come, as required, under AF-2, they have to also test our testing and that whole process took a great deal of time for them to complete their testing and then to complete all the work in their review procedure. It’s a lot of testing, a number of controls, and it was really — the work was primarily related around the SOX testing activity. As I said also, there was additional audit work required around the Algerian, but that was not major, as you compare it to the Sox activities both of us had to incur. Bob Lee — Sidoti & Company — Analyst Concerning your cash balance of $4.1 million, do you and Dean feel comfortable that that supports the working capital needs for the firm going forward? Lou Salamone — LCC International — EVP, CFO As you know, we amended the bank loan agreement, and we see — we haven’t had to borrow, so going — and the business is improving. So going forward, our plan would be to continue to not use the credit facility, and to pay it down as much as possible to drop our interest expense down. So right now we feel comfortable going forward. Bob Lee — Sidoti & Company — Analyst Okay. Thank you for the questions. I will get back in the queue. Dean Douglas — LCC International — President, CEO Thank you, Bob. Operator And our next question will come from the line of Seth Potter with Merriman Curhan Ford. Seth Potter — Merriman Curhan Ford — Analyst Good morning. Dean Douglas - LCC International — President, CEO Good morning, Seth. www.streetevents.com Contact Us 12 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Seth Potter — Merriman Curhan Ford — Analyst A few questions. First, in regards to backlog, can you provide a sense of what percentage of the $80 million plus in backlog came from WFI, and also, Lou, the status of the Carbone audit? When we may see that? Dean Douglas — LCC International — President, CEO With regard to the percentage of the backlog that comes from WFI it’s impossible for us to determine that, Seth, and the reason is that we rapidly integrated the two businesses in order to be able to achieve the synergies that we thought could be derived from the combination of the two businesses. So within the month of January, within 30 days, we had restructured our U.S. operations, and had literally meshed the two businesses. As you would expect, since we deal with the same clients, it’s a relatively straightforward process, and, so therefore, it’s hard for us to point to any particular contract or relationship as driving the preponderance or a significant portion of that backlog. So I apologize for not being able to break it out. I just can’t. Lou Salamone — LCC International — EVP, CFO Seth, let me just build on that a little bit. As much as we’d like to it’s difficult to do, because even in the sales force make up, as you assign sales people to various customers, you just can’t look at it and say well, this was a former WFI sales person versus LCC and roll it up that way. We just decided finally that the key thing for us was to operate this as one business unit, get it integrated, and that’s what we’ve done. So just can’t answer — not able to answer that question with any degree of accuracy. Seth, what was the other question you had? Seth Potter — Merriman Curhan Ford — Analyst Just the Carbone audit, timing, what’s taking so long, any insight would be great. Lou Salamone — LCC International — EVP, CFO The insight that we have as of yesterday was WFI felt that the — the carve-out audit would be done sometime this week. Again, we don’t have any control over that. The carve-out audit is being done. The client for the carve-out audit, if you will, is Kratos, the former WFI Company. So they have changed their name to Kratos. We just don’t have any control over it, but that’s the update I have, that they expect the carve-out audit will be delivered to us sometime this week, and then our activity would be to utilize that in putting the pro formas together and filing the 8-K as required, but again, I can’t give you timing until I know what we get. Seth Potter — Merriman Curhan Ford — Analyst Well, I think the question is, I think they’ve had their audit done since September, WFI. Could we potentially see some sort of purchase price adjustment here given that it’s taken so long? Is that why it’s taking so long? Lou Salamone — LCC International — EVP, CFO Again, I don’t have any idea as to why it’s taking so long, and then it wouldn’t be — it would behoove me not to make a prediction on when we get that we’re going to see a purchase price adjustment. We have not seen the numbers so we just don’t know. www.streetevents.com Contact Us 13 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Seth Potter — Merriman Curhan Ford — Analyst Just also in regards to WFI you mentioned in your slide that your Americas business is on a total monthly revenue run rate of $6 million. Prior to getting WFI into the fold, I believe your Americas business was about $30 million or about $2.5 million a month. Which kind of implies that WFI business is doing about $3.5 million per month. Again, if my math is wrong let me know, but originally when did you the deal and I think on your last call in March, the expectation was a four to five-month type of run rate. Is that right? If it is right maybe you can give us some color of what’s happening in that business. Lou Salamone — LCC International — EVP, CFO Let me walk you through that. I think the — what you have to look at is where — where the LCC business was at the point in time we closed, and the LCC business at that point in time, and again, some of this is because the impact of AT&T that Dean spoke about, but the LCC U.S. business was actually the run rate was closer to $1.5 million per month. We’ve done the math and looked at it. If you take — we think that the — again, it’s hard to say, but it looks to us like the businesses, if you take that $1.5 million with LCC, we think there was another approximately $4 million. There’s now a $4 million run rate on the WFI business, but again, that’s very much a guesstimate, and we think there’s somewhere between $0.5 million plus of organic growth coming into the fourth quarter on the combined business. Seth Potter — Merriman Curhan Ford — Analyst Okay. Dean Douglas — LCC International — President, CEO And by the way, Seth, that $1.5 million a month was pretty consistent through the first half of the year. So, it’s not just a moment in time. Lou Salamone - LCC International — EVP, CFO Right. That’s a good point, Dean. Seth Potter — Merriman Curhan Ford — Analyst Okay. I’ll stay on the WFI theme here. In regards to the sellers note and refinancing, just as it stands right now, I know you have to get your audit out and announce your new auditors. Any thoughts on refinancing that note as the interest rate starts to escalate next year? Lou Salamone — LCC International — EVP, CFO As we announced at the time of the transaction, our plan would be to, as quickly as possible look into refinancing that, and you’ve stated very well what we need to do first. We need to get our filings up to date, including the Qs, then we need to be able to go out — we should have the fourth quarter under our belt, and perhaps close to the first quarter under our belt, and we think that that will put us in a position to go out and aggressively refinance. Now, I don’t want to sound like we haven’t been doing things, okay, in talking to potential financing sources, but we have, but until we get those filings done, it’s just difficult to talk to anybody about refinancing. www.streetevents.com Contact Us 14 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Seth Potter — Merriman Curhan Ford — Analyst Sure. Okay. Also in regards to the accounts receivable, can you give us any sort of idea of the percent related to Algeria on the receivables? Lou Salamone — LCC International — EVP, CFO Algeria, obviously the businesses would be Algeria has come down significantly, of the receivables, I would say, I won’t give you today, but as of the end of September, Algeria was in the $10 million range, slightly less than $10 million. That would include some embedded work in process, which obviously, when we pick that contract back up again we’ll start doing more on, but it’s come down significantly and we expect that we’ll start getting more collections against it in the new year. Seth Potter — Merriman Curhan Ford — Analyst Okay. Just moving on to your fourth quarter numbers, where is most of the sequential revenue growth coming from? Is it just all the increased activity? Is it a certain region? Any insight would be helpful. Lou Salamone — LCC International — EVP, CFO Let me sort of answer that on a numeric basis, and then Dean can put more context around it. We obviously, we spoke about have seen growth in the U.S. Kenny Young and his team have done a great job of getting that business recovered, and we see good growth coming there. Also, in what I would call Continental Europe that would be Europe ex the U.K., we’re seeing growth in several countries, Spain, France, the Netherlands, which was off for a bit in the early part of the year is coming back strong. So overall, we’re seeing Europe begin to grow. And so those would be the two areas from a numeric perspective, and I think Dean can talk more about context around that growth. Dean Douglas — LCC International — President, CEO Okay. The other piece is that outside of Algeria, our Mideast business is growing as well. Algeria obviously is a significant impact, much as the U.K. has been. I think that the other piece of it is, excuse me, that we’ve broadened our reach, not only within the region, so, for example, we talked about Turkey, and we talked about France, but also with new clients, as new operators have entered into the marketplace, as well as some of the existing operators going to some of the existing operators. So in Spain in the past we dealt with one carrier. Now we’re dealing with two carriers, and we expect to get an engagement with the third In other parts of Europe we’re seeing the same kind of phenomenon. In the U.S. we had, as legacy LCC, we had a significant percentage of our revenues focused in on Cingular, or AT&T Mobility, and today we’re seeing it across nearly every operator in the United States. So it’s a — sort of — it’s been opportunistic. We’ve got some skill sets and a broad broad number of those skill sets that we’ve been able to leverage into new relationships with maybe the carriers that exist as well as the new entrants. Seth Potter — Merriman Curhan Ford — Analyst Two more questions, then I’ll go back in queue here. Did you provide some gross margin assumption for the quarter given your flat operating income or break even operating income expectation? What makes up that flat operating income number? www.streetevents.com Contact Us 15 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Lou Salamone — LCC International — EVP, CFO We’ve not provided that yet, as we exit the quarter and get our numbers reviewed we’ll start giving more insight. into those numbers. Right now, Seth, we’re just not at the point where we’re ready to give the gross margin, but it has improved from the third quarter. Seth Potter — Merriman Curhan Ford — Analyst Okay. And then last question is, any sense of ‘07 audit fees? I know you’ve accrued most of it in ‘06, but any sense of what it will be in ‘07? Lou Salamone — LCC International — EVP, CFO We have fee estimates, but at this point — well, at this point in time I would say it will be significantly less than it was in ‘06. Our fee estimates are — I just don’t think, until we hire the firm, until we actually announce the firm, that we should be giving out the fee estimates. But we were around the $3 million mark in 2006, and that’s just audit related. That doesn’t relate to our internal costs of complying with SOX. I think we should be well under half that, if not less. Seth Potter — Merriman Curhan Ford — Analyst Okay, great. Thanks again. Lou Salamone — LCC International — EVP, CFO But right now I think that would be — I just to have hold off on giving you a number. Seth Potter — Merriman Curhan Ford — Analyst Okay. Thank you. Operator And our next question will come from the line of [Al Tedia] with [Seadis Investment Management], please proceed. Dean Douglas — LCC International — President, CEO Good morning, Al. Operator Mr. Seadis, your line is open. www.streetevents.com Contact Us 16 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Al Tedia — Seadis Investment Management — Analyst Thank you. If I look at Q4, and then I try to look forward a bit, if — did you have any — anything sort of from an operational standpoint, as you entered the quarter, on the decline still, meaning was there still hangover in Q4 from the Algerian situation or the Cingular situation? Dean Douglas — LCC International — President, CEO Let me say that with regard to Algeria, Algeria contributed positive EBITDA in ‘06. In ‘07, and including 4Q, it will have negative EBITDA. And, so yes, there is a bit of hangover in Algeria. And we would hope that as we get into the first quarter, latter part of the first quarter of ‘08, we’ll start to see a rebound in the business in Algeria. I think we’re doing well in the U.S. Lou Salamone — LCC International — EVP, CFO We’ve taken some actions in Algeria, but we can’t reduce to the extent that perhaps you’d like to, because we have to stay ready to ramp up on the contract and support the administrative functions that we have to perform in Algeria, and similar in the U.K., although we’ve been able to make much deeper cuts in the U.K. to get that size to its revenue base and to get it on a track to being profitable on its revenue base. But as Dean said, there will be an overhang in the fourth quarter. The fourth quarter numbers will be impacted by Algeria. Al Tedia — Seadis Investment Management — Analyst Okay. And then are the audit fees in the fourth — going to be in the fourth quarter as operating expenses? I’m assuming yes. Lou Salamone — LCC International — EVP, CFO The audit fees are always in operating expenses. They are in the G&A line. Al Tedia — Seadis Investment Management — Analyst Right. So if I take — if I look at the next year, and I have some reduction of audit fees, and I have some improvement in Algeria, and given that we’re operating at break-even now in Q4, does it make sense that we will be starting next year in the black from operations? Lou Salamone — LCC International — EVP, CFO We have not completed our operating plan yet. It’s not been approved by the Board, and we are staying away from predicting where we’re going to be with respect to 2008. In your math I can say that, I think we have already indicated, thrown out a marker from the standpoint of what we — the minimum amount we should be able to save in audit fees, but on the other, we just are not going to be able to talk about where we are in 2008 at this point in time. Al Tedia — Seadis Investment Management - Analyst Okay. And from a forward looking standpoint, then, without getting specific on a quarter or a plan number, can you speak to the target operating model? Has anything changed as you look at the business, and maybe give an idea of what kind of revenue level represents a critical mass level to get to a target model? www.streetevents.com Contact Us 17 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Briefing 2006 Filing Status and 2007 Overview Lou Salamone — LCC International — EVP, CFO Again, I think if we start giving — if we start giving critical mass revenue numbers, we’re going to start walking ourselves down a path of providing 2008 guidance. We are just not ready to do that at this point. Al Tedia — Seadis Investment Management — Analyst Okay. On the debt refinancing is, do you feel like you will be able to get an attractive rate without posting another quarter or two, or do you think that it’s — you’re better served posting a solid operating quarter before you look to refinance? Lou Salamone — LCC International — EVP, CFO Well, I think there’s a couple ways to look at it. One, we will be through the first quarter by the time, January 14, is our date to file our Qs. We’ll be through our first quarter, able to have a very good fix on our fourth quarter, rather. I said first. I meant fourth. To our fourth quarter. And I think from there, we’ve got to monitor a lot of things. What’s happening in the credit markets themselves, how that impacts us, where we think we’re going to be, where we are, and while we’d like to refinance sooner than later, based on a multiple of factors, it may be that we want to get further along in the first quarter, but I think we just to have monitor it, and we want to get that behind us as soon as we can. We also want to do it in a way that makes sense for the business from a long term. I don’t think we want to refinance and go back in and refinance very quickly again. Al Tedia - Seadis Investment Management — Analyst Right. Okay. Thanks very much. Lou Salamone — LCC International — EVP, CFO You’re breaking up very badly. Operator (OPERATOR INSTRUCTIONS) Sir, you have no questions in queue. (OPERATOR INSTRUCTIONS) Dean Douglas — LCC International — President, CEO Well, why don’t we wrap it up, then. Thank you very much for all of your time here this morning. And I look forward to talking with you again hopefully face to face as the opportunities warrant. Once again, thank you very much. Bye. www.streetevents.com Contact Us 18 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

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